UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2020

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

225 Liberty Street

New York, New York 10281

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Transaction Support Agreement

On May 3, 2020, Chinos Holdings, Inc. (“Parent”), the ultimate parent of J.Crew Group, Inc. (the “Company”), Chinos Intermediate Holdings A, Inc. (“Chinos A”), an indirect parent of the Company, Chinos Intermediate Holdings B, Inc. (“Chinos B”) the direct parent of the Company, the Company and certain of the Company’s direct and indirect subsidiaries (collectively, the “Debtors” and after emergence from the Chapter 11 Cases, as defined herein, the “Reorganized Debtors”) entered into an agreement (the “Transaction Support Agreement”) relating to a series of transactions (together, the “Transactions”) with an ad hoc group of creditors (the “Initial Consenting Support Parties”) collectively owning or controlling approximately (i) 71% of the term loans (the “Term Loans” and holders thereof, the “Term Lenders”) under the Amended and Restated Credit Agreement, dated March 5, 2014, among the Company, Chinos B, the lenders party thereto, and Wilmington Savings Fund Society, FSB as successor administrative agent (the “Term Loan Agreement”) and (ii) 78% of the outstanding aggregate principal amount of the 13.00% Senior Secured Exchange Notes due 2021 and 13.00% Senior Secured New Money Notes due 2021 (collectively, the “IPCo Notes” and holders thereof, the “IPCo Noteholders”) issued by J.Crew Brand Corp. and J. Crew Brand, LLC under the two Indentures dated July 13, 2017 (the “IPCo Indentures”). In addition, the Transaction Support Agreement is also supported by TPG Chinos, L.P., TPG Chinos Co-Invest, L.P., Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and LGP Chino Coinvest LLC (collectively, the “Sponsors”).

As previously disclosed, on May 4, 2020  (the “Petition Date”), as contemplated by the Transaction Support Agreement, the Debtors filed voluntary petitions (the “Bankruptcy Petitions,” and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”). The Initial Consenting Support Parties, the Sponsors and the Debtors have agreed to the principal terms of the Transaction, which will be implemented through a prearranged proposed plan of reorganization (the “Proposed Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The date on which the Proposed Plan is consummated is herein referred to as the “Effective Date.” All capitalized terms used, but not defined, in this Item 1.01 shall have the meaning given to them in the Transaction Support Agreement.

Under the terms of the Transaction Support Agreement:

•

Pursuant to a backstop commitment letter dated as of May 3, 2020 (the “Backstop Commitment Letter”), the Initial Consenting Support Parties (in the capacity as backstop providers, the “Backstop Parties”) have committed to provide (i) DIP Loans, as defined herein, in an aggregate principal amount of $400 million, the principal amount of which will be converted into new senior secured first lien term loans (the “New Term Loans”) on the Effective Date and (ii) on the Effective Date, any additional New Term Loans not provided during the Chapter 11 Cases (the “Additional New Term Loans”), in each case subject to the terms of the Backstop Commitment Letter.

•

Term Lenders and IPCo Noteholders that are qualified institutional buyers or accredited institutional investors (each, an “Eligible Holder”) may join the Transaction Support Agreement within 10 business days of the Petition Date (the “Election Date”) and elect to acquire their Eligible Holder Allocation, as defined below, of DIP Loans and Additional New Term Loans (each such electing party, an “Electing Subsequent Consenting Support Party” and, together with the Initial Consenting Support Parties, the “Consenting Support Parties”).

“Eligible Holder Allocation” means the pro rata share of half of the DIP Loans and Additional New Term Loans, with (i) the numerator being the sum of such holder’s share of prepetition claims under the IPCo Indentures as of the Election Date and prepetition claims under the Term Loan Agreement as of the Election Date and (ii) the denominator being the aggregate amount of all prepetition amounts outstanding under the IPCo Indentures (which will include a make-whole calculated as of the Petition Date) and the Term Loan Agreement.

•

The common stock of Parent as reorganized upon the Effective Date (the “New Common Shares”) to be distributed on the Effective Date shall be distributed to (i) the holders of (x) Term Loans and (y) IPCo Notes, each in settlement of their claims, (ii) the Consenting Support Parties in connection with their consenting to the Transaction Support Agreement and (iii) the Backstop Parties as the Backstop Premium (as defined below), each as described below.

•

The remaining half of the DIP Loans and Additional New Term Loans will be allocated to and provided by the Backstop Parties, who will also acquire any DIP Loans and Additional New Term Loans not acquired by other Eligible Holders.

•

As consideration for agreeing to support the Transaction and the various conditions and covenants in the Transaction Support Agreement, each Initial Consenting Support Party, Electing Subsequent Consenting Support Party, and Sponsor on the Effective Date that participates in the New Term Loans, shall receive its pro rata share (based on its participation in the New Term Loans) of:

o	an aggregate of 15% of the New Common Shares issued on the Effective Date (the “New Equity Allocation”), which will be subject to dilution as set forth in the Transaction Support Agreement; and

o

warrants that entitle the holders thereof to acquire an additional aggregate of 15% of the New Common Shares exercisable for seven years after the Effective Date at a price per share that assumes a transaction enterprise value of $1,750 million, which exercised shares will dilute New Common Shares issued on the Effective Date but will be subject to dilution as set forth in the Transaction Support Agreement.

•

In consideration for the Backstop Parties’ commitments, the Backstop Parties will receive a backstop premium (the “Backstop Premium”) in an amount equal to 10% of the $400 million commitment amount, which will be paid in New Common Shares.

•

The New Term Loans will mature seven (7) years from the Effective Date. The New Term Loans will bear interest, at the Reorganized Debtors’ election, either: (i) at LIBOR plus 800 basis points per annum, with a 100 basis point LIBOR floor, payable in cash quarterly or (ii) solely through the first anniversary from the Effective Date, LIBOR plus 100 basis points, payable in cash, and 900 basis points of paid-in-kind interest per annum. Principal of the New Term Loans will amortize at 1.0% per year, payable in cash each quarter with any remaining principal balance payable at final maturity. The New Term Loans will be secured by a lien on substantially the same assets that secure the existing Term Loans and IPCo Notes, subject to customary exceptions and exclusions.

In addition, the Transaction Support Agreement contemplates the following treatment for certain key classes of creditors under the Proposed Plan:

•

DIP Claims. On the Effective Date, each holder of a DIP Loan will receive (i) on account of the outstanding principal amount of the claim, an equal principal amount of New Term Loans and (ii) on account of accrued and unpaid interest and other obligations payable through the Effective Date, payment in cash.

•

ABL Facility Claims. Obligations outstanding under the credit agreement dated March 7, 2011 (the “ABL Credit Agreement”) between the Company, Chinos B, Bank of America, N.A. as administrative agent, and the lenders thereto as of the Petition Date, together with accrued but unpaid interest and fees, will be paid in full, in cash.

•

Term Loan Claims. On the Effective Date, each Term Lender will receive on account of the secured portion of their Term Loans, a pro rata share of 76.5% of the aggregate New Common Shares to be issued on the Effective Date remaining after distribution of the Backstop Premium, the New Equity Allocation, and any other New Common Shares distributed pursuant to the Proposed Plan (other than the New Common Shares distributed to holders of IPCo Notes Claims as described in the Transaction Support Agreement), subject to dilution as described in the Transaction Support Agreement. Term Lenders will not receive any distribution under the Proposed Plan on the unsecured portion of their Term Loans as described in the Transaction Support Agreement.

•

IPCo Notes Claims. On the Effective Date, each holder of IPCo Notes will receive its pro rata share of 23.5% of the aggregate New Common Shares to be issued on the Effective Date remaining after distribution of the Backstop Premium, the New Equity Allocation, and any other New Common Shares distributed pursuant to the Proposed Plan (other than the New Common Shares distributed to holders of Term Loan Claims as described in the Transaction Support Agreement), subject to dilution as described in the Transaction Support Agreement.

•	General Unsecured Claims.

o

Claims of general unsecured creditors that will provide goods and services necessary to the operation of the Reorganized Debtors, as determined by the Debtors in consultation with the Requisite Consenting Support Parties, will on the Effective Date receive their pro rata of cash in an aggregate amount equal to $50 million; provided that the aggregate amount of cash distributed on account of an Ongoing Trade Claim will not exceed 50% of the allowed amount of the claim.

A condition to being a holder of an Ongoing Trade Claim will be execution of a trade agreement within 30 days of the Petition Date, providing for continuity of goods and services to the Reorganized Debtors for a period of at least 180 days on terms no less favorable to the Debtors than those in in place in the year prior the Petition Date.

o

Claims of all other general unsecured creditors, which will include any deficiency claims arising from the Term Loans and claims arising from the rejection of unexpired executory contracts or leases, will receive on the Effective Date $3 million if the class votes to accept the Proposed Plan or $1 million if the class votes to reject the Proposed Plan; provided that holders of any deficiency claims arising from the Term Loans will forgo any recovery on account of such claims as described in the Transaction Support Agreement. The aggregate amount of cash distributed on account of an Other General Unsecured Claim will not exceed 50% of the allowed amount of the claim.

•

Parent Equity. On the Effective Date, all of the equity interests in Parent will be cancelled and will be of no further force and effect, regardless of whether surrendered for cancellation, and there will be no distributions under the Proposed Plan for holders of such equity interests, including on account of any unpaid dividends.

Each of the Transactions is on terms and conditions as set forth in the Transaction Support Agreement and the exhibits thereto. The Transaction Support Agreement contains certain representations, warranties and other agreements by the Debtors, the Consenting Support Parties, and the Sponsors. The parties’ obligations thereunder are subject to various terms and conditions and termination provisions as set forth therein.

The foregoing description of the Transaction Support Agreement (including the proposed terms of the Proposed Plan) is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Any new securities to be issued pursuant to the Transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report on Form 8-K a solicitation of consents to or votes to accept the Proposed Plan or any other chapter 11 plan. Any solicitation or offer will only be made pursuant to a disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

As previously announced, on December 2, 2019, Parent, the Company, and certain of Parent’s subsidiaries entered into an agreement (as amended the “Existing Transaction Support Agreement”) with certain of the Term Lenders and IPCo Noteholders and the Sponsors. The commencement of the Chapter 11 Cases constituted an Automatic Termination Event (as defined in the Existing Transaction Support Agreement) under the Existing Transaction Support Agreement. The Existing Transaction Support Agreement has, therefore, terminated automatically in accordance with its terms.

Debtor in Possession Credit Facility

In connection with the Chapter 11 Cases and pursuant to the terms of the Proposed Plan and the Transaction Support Agreement, Chinos A, as borrower (in such capacity, the “Borrower”) and Parent, plan to enter into a Debtor in Possession Credit Agreement (the “DIP Credit Agreement”) with Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and the lenders party thereto from time to time. If approved by the Bankruptcy Court the DIP Credit Agreement will provide for a term loan facility in an aggregate principal amount of up to $400 million (the “DIP Loans”). The Debtors expect the DIP Credit Agreement will mature one year from the anniversary of the Petition Date and that the DIP Loans will bear interest at a rate of either, at the election of the Borrower, (i) LIBOR plus 800 basis points per annum or (ii) an adjusted base rate plus 700 basis points per annum; provided, that, past due amounts under the DIP Credit Agreement shall accrue an additional 200 basis points per annum of default interest.

The entry into the DIP Credit Agreement will be subject to certain conditions precedent, including the entry by the Bankruptcy Court of an interim order approving the DIP Credit Agreement. The DIP Credit Agreement will contain certain representations and warranties, affirmative and negative covenants and events of default customary in debtor in possession financings.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions triggers an event of default that accelerated the obligations of certain of the Debtors under the following debt instruments (the “Debt Instruments”):

•

Indenture for the 13.00% Senior Secured New Money Notes due 2021 (the “Senior Secured New Money Notes”) dated as of July 13, 2017 among J.Crew Brand, LLC, J.Crew Brand Corp. (together, the “IPCo Issuers”), the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent, with respect to an aggregate outstanding principal amount of $97 million of Senior Secured New Money Notes, plus accrued and unpaid interest thereon;

•

Indenture for the 13.00% Senior Secured Exchange Notes due 2021 (the “Senior Secured Exchange Notes”) dated as of July 13, 2017 among the IPCo Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent, with respect to an aggregate outstanding principal amount of approximately $251 million of Senior Secured Exchange Notes, plus accrued and unpaid interest thereon;

•

Indenture for the 7.75%/8.50% Senior PIK Toggle Notes due 2019 dated as November 4, 2013 among Chinos Intermediate Holdings A, Inc. and U.S. Bank National Association, as trustee and collateral agent, held by a subsidiary of the Company;

•	The Term Loan Agreement, with respect to an aggregate outstanding principal amount of approximately $1,337 million, plus accrued and unpaid interest thereon;

•

The ABL Credit Agreement, with respect to an aggregate outstanding principal amount of approximately $310 million (with letters of credit approximately totaling an additional $65 million), plus accrued and unpaid interest thereon.

The Debt Instruments provide that as a result of the commencement of the Chapter 11 Cases, the principal and accrued interest due, and in the case of the IPCo Notes, premium, if any, thereunder shall be immediately due and payable. Any efforts to enforce prepetition payment obligations under the Debt Instruments against the Debtors are automatically stayed by section 362(a) of the Bankruptcy Code as a result of the filing of the Bankruptcy Petitions, and the holders’ rights of enforcement in respect of the Debt Instruments against the Debtors are subject to the applicable provisions of the Bankruptcy Code.

Item 8.01	Other Events.

Going Dark

The Company has decided to cease voluntary filing of periodic reports with the SEC. The Company has determined that “going dark” is in its best interest as a result of the substantial accounting and other expenses relating to maintaining status as a publicly reporting company. Because the Company is a voluntary filer with the SEC and was never required to file reports under Section 13(a) or 15(d) of the Exchange Act, the Company is not currently required to file a Form 15 with the SEC. Although the Company will cease filing reports with the SEC, it intends to make certain financial and other information available on the investors section of its corporate website, https://investors.jcrew.com/.

Trading Securities

The Company cautions that acquiring the Company’s loans or trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. The purchase or trading prices for the Company’s loans or securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases and the holders should be prepared to bear the risk the loss of all or most of the value of such loans or securities.

Forward-Looking Statements

Certain statements herein and in the exhibits attached hereto, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Debtors’ current expectations or beliefs concerning future events, and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including risks related to the terms of and potential transactions contemplated by the Transaction Support Agreement, Proposed Plan and Disclosure Statement, the Chapter 11 Cases and Bankruptcy Court proceedings, the anticipated mailing date of Solicitation Materials, the ability of the Debtors to comply with the terms of the Transaction Support Agreement and DIP Loans, including completing various stages of the restructuring within the dates specified by the Transaction Support Agreement and DIP Loans, the ability of Parent to obtain requisite support for the restructuring from various stakeholders, the ability of the Proposed Plan to satisfy all the requirements necessary for confirmation by the Bankruptcy Court, the ability of the Debtors to successfully execute the transactions contemplated by the Transaction Support Agreement without substantial disruption to the Company’s business, the high costs of bankruptcy proceedings and related fees, including the risk that the restructuring will take longer than anticipated, the actions and decisions of the Debtors’ creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Company’s operational and strategic plans, the ability of the Company to continue as a going concern, and the effects of disruption from the proposed restructuring making it more difficult to maintain business, financing and operational relationships and to retain key executives. Forward-looking statements are also subject to various risks and uncertainties related to the Company’s business, such as its ability to anticipate and timely respond to changes in trends and consumer preferences, the strength of the global economy, competitive market conditions, its ability to attract and retain key personnel, its ability to successfully develop, launch and grow its newer concepts and execute on strategic initiatives, product offerings, sales channels and businesses, its ability to implement its growth strategy, material disruption to its information systems, compromises to its data security, its ability to maintain the value of its brands and protect its trademarks, its ability to implement its real estate strategy, changes in demographic patterns, adverse or unseasonable weather or other interruptions in its foreign sourcing, customer call, order fulfillment or distribution operations, increases in the demand for or prices of raw materials used to manufacture its products, trade restrictions or disruptions, the impact of potential global health emergencies such as COVID-19 (coronavirus) pandemic, including potential negative impacts on the global economy, product demand, foreign sourcing and operations generally and other factors which are set forth in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and in all filings with the SEC made subsequent to the filing of the Form 10-K and any information that is otherwise provided to investors. Because of the factors described above and the inherent uncertainty of predicting future events, the Company cautions you against relying on forward-looking statements. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Transaction Support Agreement

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: May 5, 2020	By:	/s/ Vincent Zanna
Vincent Zanna
Chief Financial Officer and Treasurer